BUCHANAN INGERSOLL
                            PROFESSIONAL CORPORATION
                         (Incorporated in Pennsylvania)
                              650 College Road East
                           Princeton, New Jersey 08540



                                                               August 10, 2000

Cognizant Technology Solutions Corporation
500 Glenpointe Centre West
Teaneck, New Jersey  07666

Gentlemen:

     We have acted as counsel to Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an additional 1,000,000 shares (the "Shares") of the Company's Class A Common Stock, $.01 par value, issuable under the Company's 1999 Incentive Compensation Plan (the "Incentive Plan").

     In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

     1. The issuance of the Shares in accordance with the terms of the Incentive Plan has been duly and validly authorized; and

     2.   The Shares,  when issued,  delivered and sold in  accordance  with the terms of the Incentive Plan and the stock options, or other instruments authorized by the Incentive Plan, granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                     Very truly yours,

                                     BUCHANAN INGERSOLL
                                     PROFESSIONAL CORPORATION


                                     By:/s/ David J. Sorin
                                        ----------------------------------------
                                            David J. Sorin, a member of the firm